Tenzer Greenblatt LLP
                             The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 885-5000        New Jersey Office
                                                 Tenzer, Greenblatt & Zunz, P.A.
                                                       15 Warren Street
                                                    Hackensack, N.J.  07801
                                                        (201) 487-7511

                            Cable: "Tengran New York"
                            Facsimile: (212) 885-5001


                                                   June 2, 1998




SCNV Acquisition Corp.
Omer Industrial Park
P.O.B. 3026
Omer, Israel  84965

Gentlemen:

     You have requested our opinion in connection with the public offering and sale (the "Offering") pursuant to a Registration Statement on Form SB-2 (File No. 333-43955) (the "Registration Statement") of SCNV Acquisition Corp., a Delaware Corporation (the "Company"), being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") relating to:

     (i) 1,041,044 units (the "Units"), each such Unit consisting of (A) one share (an "Offered Share") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), (B) one warrant (an "Offered Warrant"), each such Offered Warrant to purchase one share of Common Stock and (C) one share of Common Stock issuable upon exercise of an Offered Warrant;

     (ii) up to (A) 156,156 additional Units subject to an over-allotment option (the "Over-allotment Option") each such Unit consisting of one share of Common Stock (the "Optional Shares"), (B) one warrant (the "Optional Warrants"), each such Optional Warrant to purchase one share of Common Stock, subject to the Over-Allotment Option and (C) 156,156 shares of Common Stock issuable upon exercise of the Optional Warrants; and

     (iii) (A) warrants to the underwriter (the "Underwriter's Warrants") to purchase 104,104 Units consisting of 104,104 shares of Common Stock (the "Underlying Shares") and 104,104 warrants (the "Underlying Warrants"), each such warrant to purchase one share of Common Stock, (B) the Underlying Shares, (C) the Underlying Warrants and (D) 104,104 shares of Common Stock issuable upon exercise of the Underlying Warrants.





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Tenzer, Greenblatt LLP


SCNV Acquisition Corp.
June 2, 1998
Page 2





     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, the conformity with the original documents of all documents presented to us as conformed or reproduced copies or facsimiles and the enforceability of all agreements and similar documents presented to us. Where factual matters relevant to such opinion were not independently established, we have relied on certificates of appropriate public officials and upon certificates of executive officers or other responsible employees and agents of the Company.

     Based upon and subject to the foregoing, it is our opinion that:

     1. The Offered Shares and the Optional Shares have been duly authorized and, when issued and paid for as contemplated by the Registration Statement, will be validly issued, fully-paid and non-assessable.

     2. The Offered Warrants, the Optional Warrants, the Underwriter's Warrants and the Underlying Warrants, when sold and paid for as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Company.

     3. The shares of Common Stock issuable upon exercise of the Offered Warrants, the Optional Warrants, the Underwriter's Warrants and the Underlying Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Offered Warrants, the Optional Warrants, the Underwriter's Warrants and the Underlying Warrants, respectively, will be validly issued, fully-paid and non-assessable.

     The opinion expressed in paragraph 2 with regard to the valid and binding nature of the obligations referred to therein are limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or limiting creditors' rights generally and subject to general principles of equity.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made


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Tenzer, Greenblatt LLP


SCNV Acquisition Corp.
June 2, 1998
Page 3




to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                   Very truly yours,


                                   /s/Tenzer Greenblatt LLP
                                   ------------------------
                                   TENZER GREENBLATT LLP